EXHIBIT 10.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS

EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON

TRANSFER SET FORTH IN SECTION 6 OF THIS WARRANT

Warrant No. MSW-1

Original Issue Date: March 7, 2007

Distributed Energy Systems Corp.

Common Stock Purchase Warrant

(Void after March 7, 2012)

Distributed Energy Systems Corp., a Delaware corporation (the “Company”), for value received, hereby certifies that Morgan Stanley Wind LLC (“MSW”), or its registered assigns (together with MSW, the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company up to 10% of the shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) outstanding as of the date of the final exercise of this Warrant. The number of shares of Common Stock at any time outstanding shall include the aggregate number of shares issued or issuable upon the exercise or conversion of then outstanding options, rights, warrants and convertible and exchangeable securities.

The shares purchasable upon exercise of this Warrant and the applicable purchase price per share with respect to any particular shares are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively. This Warrant is being issued in connection with the execution by the Company and MSW of that certain Joint Venture Agreement dated as of the Original Issue Date (the “JV Agreement”). This Warrant is provided as an inducement to MSW to fund its joint ventures with the Company.

This Warrant shall initially be exercisable to purchase up to 8% of the shares of Common Stock then-outstanding (the “First Tranche Shares”) at a purchase price per share equal to the lower of (1) the First Tranche Base Price and (2) 80% of the Fair Market Value of the Common Stock on the Exercise Date, but, in the case of clause (2), in no event less than the Floor Price. This Warrant may be exercised to purchase all or any part of the First Tranche Shares at any time, or from time to time, prior to 5:00 p.m. (Eastern time) on the First Tranche Expiration Date.

This Warrant shall thereafter become exercisable to purchase additional shares of Common Stock in subsequent tranches (the “Subsequent Tranches”) upon the funding by MSW of Investments in Project Companies under the JV Agreement. Specifically, if (a) MSW has funded (or committed to fund, subject to customary closing conditions) an amount under the JV Agreement aggregating at least (i) $21.25 million, (ii) $42.5 million, (ii) $63.75 million and (iv)

$85 million or (b) the Company has, subsequent to the Original Issue Date, with or without the participation of MSW, entered into agreements sourced by MSW or any of its affiliates to provide engineering, procurement and constructions services (“EPC Agreements”) in such amounts (as reasonably agreed upon by MSW and the Company acting in good faith) under clause (i) (the first date upon which MSW’s funding (or funding commitment) or the amount of the Company’s EPC Agreements reaches each of those levels being referred to as a “Subsequent Tranche Vesting Date”), this Warrant shall become exercisable to purchase an additional 0.5% of the shares of Common Stock then-outstanding (the “Subsequent Tranche Share Number”). For the avoidance of doubt, this Warrant may become exercisable as to more than one Subsequent Tranche on a single Subsequent Tranche Vesting Date (for example, a single funding of $45 million by MSW would result in this Warrant becoming exercisable for an additional 1.0% of the shares of Common Stock then-outstanding). This Warrant shall be exercisable to purchase the number of shares of Common Stock in each Subsequent Tranche (the respective “Subsequent Tranche Shares”) at a purchase price per share equal to the lower of (1) the Subsequent Tranche Base Price applicable to such Subsequent Tranche and (2) 80% of the Fair Market Value of the Common Stock on the Exercise Date, but, in the case of clause (2), in no event less than the Floor Price. This Warrant may be exercised to purchase all or any part of any Subsequent Tranche Shares at any time, or from time to time, prior to 5:00 p.m. (Eastern time) on the respective Subsequent Tranche Expiration Date applicable to such Subsequent Tranche Shares.

For purposes of clarity, following any partial exercise of this Warrant (each, a “Previous Partial Exercise”) in respect of any particular tranche, upon each subsequent exercise (each, a “Subsequent Exercise”) of such tranche of this Warrant, such tranche of this Warrant shall be exercisable to purchase such number of shares of Common Stock obtained by multiplying (x) the respective Tranche Percentage of the portion (expressed as a percentage) of this Warrant exercised in such Subsequent Exercise by (y) the number of shares of Common Stock outstanding as of the date of such Subsequent Exercise, plus a “True Up” equal to such number of shares of Common Stock obtained by multiplying (1) the respective Tranche Percentage of the portion (expressed as a percentage) of this Warrant exercised in each Previous Partial Exercise by (2) the number of shares of Common Stock outstanding as of the date of such Subsequent Exercise, less the number of shares of Common Stock issued to the Registered Holder in connection with such Previous Partial Exercise (the “True-Up”); provided, however, no True-Up shall be effected in respect of any Subsequent Exercise of this Warrant for the First Tranche Shares unless the Registered Holder holds at least (a) 50% of the First Tranche Shares or (b) 50% of the portion of the Warrant exercisable for the First Tranche Shares, each as of the time of such Subsequent Exercise. For this purpose, the “Tranche Percentage” shall be 8% for the First Tranche and 0.5% for each Subsequent Tranche.

1. Certain Definitions.

(a) The “First Tranche Base Price” shall be $2.25, subject to adjustment from time to time pursuant to the provisions of Section 3.

(b) The “Floor Price” shall be $2.10 per share, subject to adjustment from time to time pursuant to the provisions of Section 3.

(c) The “First Tranche Expiration Date” shall be the second anniversary of the Original Issue Date, provided that if the Fair Market Value of the Common Stock on such second anniversary is lower than the First Tranche Base Price, then the First Tranche Expiration Date shall be the third anniversary of the Original Issue Date.

(d) The “Subsequent Tranche Base Price” for any Subsequent Tranche shall be 80% of Fair Market Value of the Common Stock on the applicable Subsequent Tranche Vesting Date, subject to adjustment from time to time thereafter pursuant to the provisions of Section 3.

(e) The “Subsequent Tranche Expiration Date” for any Subsequent Tranche shall be the second anniversary of the Subsequent Tranche Vesting Date for such Subsequent Tranche, provided that if the Fair Market Value of the Common Stock on such second anniversary is lower than the First Tranche Base Price, then such Subsequent Tranche Expiration Date shall be the third anniversary of the Subsequent Tranche Vesting Date for such Subsequent Tranche.

(f) The “Fair Market Value” per share of Common Stock on any particular day (a “Valuation Date”) shall be deemed to be the average of the closing prices of Common Stock for each of the ten trading days immediately preceding the Valuation Date, as reported on the NASDAQ Global Market.

2. Exercise.

(a) Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, to the extent then exercisable, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. This Warrant may only be exercised for cash.

(b) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 2(a) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c) Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof; and

(ii) in case such exercise is in part only, a new warrant (dated the date hereof) of like tenor, calling in the aggregate on the face thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

3. Adjustments.

(a) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, then the First Tranche Base Price, the Floor Price and the Subsequent Tranche Base Price for each Subsequent Tranche as to which the respective Subsequent Tranche Vesting Date has occurred (collectively, the “Price Metrics”) then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, then the Price Metrics then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Price Metrics then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying each Price Metric then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, then the Price Metrics shall be recomputed accordingly as of the close of business on such record date and thereafter the Price Metrics shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c) Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization.

(d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Price Metrics pursuant to this Section 3, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 30 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth the Price Metrics then in effect.

4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock on the respective Exercise Date.

5. Investment Representations. The initial Registered Holder represents and warrants to the Company as follows:

(a) Investment. It is acquiring the Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(b) Accredited Investor. The Registered Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”).

(c) Experience. The Registered Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.

6. Transfers, etc.

(a) This Warrant and the Warrant Shares are freely transferable by MSW provided either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act and, in the case of the Warrant, that the exercise of the Warrant will be exempt from registration. This Warrant may be transferred in whole or in part.

(b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act or they are registered for resale under an effective registration statement under the Act.

(c) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(d) Subject to the provisions of Section 6 hereof and the agreement of each assignee or transferee of this Warrant to be subject to the restrictions contained in Section 7(b) and in clause (i) of Section 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

7. Registration of Warrant Shares.

(a) The Company shall, at its expense, (i) prepare and file with the Securities and Exchange Commission (the “Commission”) as soon as practicable, but in any event within 45 days after the Original Issuance Date, a registration statement on Form S-3 (or any successor form) under the Act covering the resale of the Warrant Shares in an offering to be made on a continuous basis pursuant to Rule 415 under the Act (the “Registration Statement”) and (ii) use its commercially reasonable efforts to cause the Registration Statement to be declared effective within 120 days after the Original Issuance Date. Thereafter, the Company shall promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and in compliance with applicable securities laws until the date as of which all Warrant Shares owned by the Registered Holder have been resold. The Company shall provide the Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) to MSW and its counsel for their review at least two (2) business days prior to the filing or other submission of the Registration Statement. The Registered Holder and each holder of Warrant Shares included in any such registration shall cooperate reasonably with the Company in connection with such registration, including by furnishing to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request and as shall be required in connection with such registration. It shall not be a breach of this Section 7(a) if the Warrant Shares delivered upon exercise of this Warrant are not registered for resale provided that the Company shall have prepared and filed the Registration Statement by the deadline set forth above in clause (i) above and shall have used its commercially reasonable efforts to cause the Registration Statement to become effective by the deadline set forth above in clause (ii).

(b) In the event that (i) non-public material information regarding the Company exists, the immediate disclosure of which would be materially disadvantageous to the Company, (ii) the prospectus constituting a part of the Registration Statement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which there made, not misleading or (iii) an offering of the Warrant Shares would materially interfere with any proposed material acquisition, disposition or other similar corporate transaction involving the Company (each of the events or conditions referred to in clauses (i), (ii) and (iii), a “Suspension Condition”), then the Company may notify the Registered Holder and any other holders of Warrant Shares to such effect, and, upon receipt of such notice, the Registered Holder shall discontinue any sales of Warrant Shares pursuant to the Registration Statement until advised in writing by the Company that sales may recommence. The Company will as promptly as practicable provide written notice to the Registered Holder when a Suspension Condition ceases to exist. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 7(b) to suspend sales of Warrant Shares more than two times in any 365-day period, and the aggregate of such suspensions may not exceed a total of 40 days in any 365-day period.

8. Agreement in Connection with Public Offering. The Registered Holder agrees, in connection with any underwritten public offering of the Company’s securities pursuant to a registration statement under the Act, at the written request of the Company’s managing underwriters, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Registered Holder without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 90 days from the effective date of such registration statement (plus any additional period such underwriters may reasonably request in order to preserve the ability of such underwriters to publish research regarding the Company) (collectively, with the 90-day period, the “Lock-Up Period”), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. In consideration for such agreement, the Company agrees to extend the First Tranche Expiration Date and/or the Subsequent Tranche Expiration Dates, as applicable, by the aggregate number of days comprising each Lock-Up Period.

9. No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

10. Notices of Record Date, etc. In the event:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

11. Reservation / Listing of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares as from time to time shall be issuable upon the exercise of this Warrant. The Company shall cause the listing on the Nasdaq Global Market (or such other exchange or automated quotation system on which the Common Stock is then traded or quoted) of all Warrant Shares and shall bear all expenses in connection with such listing.

12. Expenses. The Company will pay all expenses in connection with the Registration Statement and the listing of the Warrant Shares, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for MSW.

13. Exchange or Replacement of Warrants.

(a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 6 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

14. Indemnity.

(a) The Company shall indemnify each Registered Holder and each person, if any, who controls such Registered Holder against any losses, claims, damages, expenses or liabilities, joint or several (“Losses”), including all legal or other expenses reasonably incurred by them in investigating, preparing or defending against any such Loss, liability or action whatsoever to which any of them may become subject under the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), insofar as such Loss (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereof, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation of the Act or any state securities or blue sky laws; provided, however, that the Company will not be liable in any such case to the extent that any such Loss results from an untrue statement or an omission made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Registered Holder.

(b) Each Registered Holder and each person, if any, who controls such Registered Holder shall, severally and not jointly, indemnify the Company against any Losses, including all legal or other expenses reasonably incurred by them in investigating, preparing or defending against any such Loss, liability or action to which any of them may become subject under the Act or the Exchange Act, to the extent, but only to the extent, such Loss results from an untrue statement or an omission made in the Registration Statement in reliance upon and in conformity with written information furnished by such Registered Holder to the Company for specific inclusion in the Registration Statement; provided, that the liability of each person under this Section 14(b) shall be limited to the proceeds received by such person from the sale of the Warrant Shares covered by the Registration Statement.

15. Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

16. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

17. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the Company and by the Registered Holder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

18. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

19. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

20. Facsimile Signatures. This Warrant may be executed by facsimile signature.

EXECUTED as of the date indicated above.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:	/s/ Ambrose L. Schwallie 03/07/07
Name:
Title:

ATTEST:

/s/ Peter J. Tallian 3-7-07

EXHIBIT I

PURCHASE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. MSW-        ), hereby elects to purchase                      shares of the Common Stock of Distributed Energy Systems Corp. covered by such Warrant.

[Provide details of Tranche and Purchase Price with respect to the Warrant Shares for which this exercise relates.]

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of a wire transfer in the amount of $             [or detail other method of delivering lawful money of the United States].

Signature:
Address:

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                                   hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. MSW-        ) unto:

Name of Assignee	Address

Dated:	Signature:

Signature Guaranteed:

By:

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.